                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant { X }
Filed by a Party other than the Registrant {   }

Check the appropriate box:

{     }   Preliminary Proxy Statement
{     }   Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
{  X  }   Definitive Proxy Statement
{     }   Definitive Additional Materials
{     }   Soliciting Material Pursuant to Section 240.14a-12

                            AMREP CORPORATION

         ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         ----------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

{  X  }   No fee required.

{     }   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
             and 0-11.

          1) Title of each class of securities to which transaction applies:

             ------------------------------------------------------------------

          2) Aggregate number of securities to which transaction applies:

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          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

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          4) Proposed maximum aggregate value of transaction:

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          5) Total fee paid:

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                                AMREP CORPORATION

                            (An Oklahoma corporation)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               September 19, 2003

     NOTICE IS HEREBY  GIVEN that the 2003  Annual  Meeting of  Shareholders  of
AMREP  Corporation  (the  "Company")  will  be  held  at the  offices  of  Kable
Fulfillment Services, Inc., 335 Centennial Parkway,  Louisville,  Colorado 80027
on September 19, 2003 at 9:00 A.M. for the following purposes:

     (1)  To elect two directors; and

     (2)  To  consider  and act upon such other  business as may  properly  come before the meeting.

     In accordance with the By-Laws,  the Board of Directors has fixed the close of  business  on July  24,  2003 as the  record  date for the  determination  of shareholders of the Company entitled to notice of and to vote at the meeting and any adjournment  thereof.  The list of such  shareholders  will be available for inspection  by  shareholders  during  the ten days  prior to the  meeting at the offices of the Company,  641 Lexington  Avenue,  Sixth Floor, New York, New York
10022.

     Whether or not you expect to be present at the meeting,  please mark,  date and sign the enclosed  proxy and return it to the Company in the  self-addressed envelope  enclosed for that purpose.  The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                            By Order of the Board of Directors

                                            Peter M. Pizza, Secretary

Dated:       July 29, 2003
             New York, New York

                                AMREP CORPORATION

                              641 Lexington Avenue

                            New York, New York 10022

                           __________________________

                                 PROXY STATEMENT
                           __________________________

                         ANNUAL MEETING OF SHAREHOLDERS

                  To be Held at 9:00 A.M. on September 19, 2003

     This Proxy  Statement is furnished in connection  with the  solicitation of proxies by the Board of Directors of AMREP  Corporation  (the "Company") for use
at the Annual Meeting of Shareholders of the Company to be held on September 19,
2003, and at any  continuation  or adjournment  thereof (the "Annual  Meeting").
Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the  revocation,  by submitting a proxy bearing a later date or by attending the Annual  Meeting and voting.  This
Proxy Statement and the accompanying Notice of Annual Meeting and proxy form are first being sent to shareholders on or about August 5, 2003.

     All properly  executed,  unrevoked  proxies in the enclosed  form which are received in time will be voted in accordance with the  shareholder's  directions and,  unless  contrary  directions are given,  will be voted for the election as directors of the nominees named below.  The presence,  in person or by proxy, of the holders of a majority of the outstanding  shares of Common Stock  authorized to vote will  constitute a quorum for the  transaction of business at the Annual
Meeting.  Abstentions will be counted in determining whether a quorum is present at the Annual Meeting.  Directors are elected by a plurality of the votes of the shares  present  in person or  represented  by proxy at the Annual  Meeting  and entitled to vote on the election of directors, and abstentions have no effect.

     A copy of the 2003  Annual  Report of the Company for the fiscal year ended
April  30,  2003,  including  financial   statements,   accompanies  this  Proxy
Statement.  Such  Annual  Report  does  not  constitute  a  part  of  the  proxy solicitation material.

                            COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Only  shareholders of record at the close of business on July 24, 2003, the date  fixed by the  Board of  Directors  in  accordance  with the  By-Laws,  are entitled to vote at the Annual  Meeting.  As of July 24,  2003,  the Company had
issued and  outstanding  6,590,112  shares of Common  Stock,  par value $.10 per share.  Each share of Common  Stock is  entitled  to one vote on matters to come before the Annual Meeting.

     Set forth in the following table is information concerning the ownership as of July 24, 2003 of the Common  Stock of the Company by the persons  who, to the knowledge  of the  Board of  Directors,  own  beneficially  more  than 5% of the outstanding  shares.  The table also sets forth the same information  concerning the  beneficial  ownership  by all  directors  and  executive  officers.  Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares  beneficially  owned.  In the case of  directors  and executive  officers,  the information below has been provided by such persons at the request of the Company.

Name and Address                      Shares Owned                     % of
of Beneficial Owner                   Beneficially(1)                  Class

Nicholas G. Karabots (Director)       3,632,453  (2)                    55.1
P.O. Box 736
Fort Washington, PA 19034

Albert Russo (Director)               1,258,970  (3)                    19.1
Lena Russo, Clifton Russo,
Lawrence Russo
American Simlex Company
401 Broadway
New York, NY 10012

Dimensional Fund Advisors Inc.          458,136  (4)                     7.0
1299 Ocean Avenue
Santa Monica, CA 90401

Other Directors and
Executive Officers
Jerome Belson                             4,250                           *
Edward B. Cloues II                       6,250                           *
Lonnie A. Coombs                          3,250                           *
Michael P. Duloc                          5,000  (5)                      *
Peter M. Pizza                             -0-                            -
Samuel N. Seidman                         4,250                           *
James H. Wall                             8,057  (6)                      *

Directors and Executive Officers as a Group
 (9 persons)                           4,922,480  (2),(3),(5),(6)        74.7

______________________________
*        Indicates less than 1%.

     (1) The  shareholdings  include 1,000 shares for each of Messrs.  Karabots,
Albert Russo,  Belson and Coombs, 500 shares for Mr. Cloues and 2,500 shares for
Mr.  Seidman  which they have the right to acquire  pursuant  to options  issued under the Company's  Non-Employee  Directors  Option Plan.  Such options are now exercisable  except for an option for 500 shares held by each of them which will become exercisable on September 20, 2003.

     (2) Includes  580,165  shares owned by The Karabots  Foundation,  a private non-profit corporation founded by Mr. Karabots and of which he is the President,
Foundation Manager and one of two directors.  Mr. Karabots disclaims  beneficial ownership of the shares owned by The Karabots Foundation.

     (3)  Albert  Russo,  Lena  Russo,  Clifton  Russo and  Lawrence  Russo have reported  that they share  voting power as to these shares and that each of them has  sole  dispositive  power  as  to  the  following  numbers  of  such  shares representing the indicated  percentages` of the outstanding Common Stock: Albert
Russo - 674,491  (10.2%);  Lena Russo - 58,740  (.9%);  Clifton  Russo - 270,617
(4.1%); and Lawrence Russo - 255,122 (3.9%).

     (4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor,  is deemed to have beneficial  ownership of these shares,  all of which are  held in  portfolios  of  four  registered  investment  companies  or  other investment  vehicles,  including  commingled group trusts, for which Dimensional serves as  investment  manager  or  investment  advisor.  Dimensional  disclaims beneficial ownership of all such shares.

     (5) Held jointly with Mr. Duloc's spouse.

     (6) Includes 287 shares held in the Company's  Savings and Salary  Deferral
Plan allocated to the account of Mr. Wall.

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is a  classified  board  divided into three classes - Class I consisting of two directors,  Class II consisting of two directors and Class III consisting of three  directors.  Each class of directors serves for a term of three years. At this Annual Meeting,  two Class I directors will be  elected  to serve  until  the  2006  Annual  Meeting  and  until  their successors are elected and  qualified.  Although the Board of Directors does not expect that  either of the persons  named will be unable to serve as a director, should  either of them become  unavailable  for election it is intended that the shares  represented  by proxies in the  accompanying  form will be voted for the election of a substitute nominee or nominees selected by the Board.

     The following  table sets forth  information  regarding the nominees of the
Board of Directors for election and the  directors  whose terms of office do not expire this year.

                                Year First
                                Elected As  Principal Occupation For Past
Name                     Age    A Director  Five Years and Current Directorships
----                     ---    ----------  -------------------

Nominees to serve until the 2006 Annual Meeting (Class I)

Edward B. Cloues II       55       1994     Chairman and Chief Executive Officer
                                            of K-Tron International, Inc., a
                                            material handling equipment
                                            manufacturer, since January  1998;
                                            Partner in the law firm of Morgan,
                                            Lewis & Bockius LLP from prior to
                                            1997 to January 1998; Director of
                                            K-Tron  International, Inc., Penn
                                            Virginia Corporation and Penn
                                            Virginia Resource GP, the general
                                            partner of Penn Virginia Resource
                                            Partners, L.P.

James H. Wall             66       1991     Chief Executive Officer of AMREP
                                            Southwest Inc., a wholly-owned
                                            subsidiary  of the  Company; Senior
                                            Vice President of the Company.

Directors continuing in office until the 2004 Annual Meeting (Class II)

Samuel N. Seidman         69       1977     President of Seidman & Co., Inc.,
                                            economic consultants and investment
                                            bankers; Director, Chairman of the
                                            Board and Chief Executive Officer of
                                            Productivity Technologies Corp.,
                                            manufacturer of metal forming and
                                            handling automation equipment and a
                                            wirer of control panels.

Lonnie A. Coombs          55       2001     Proprietor, Lonnie A. Coombs,
                                            Certified Public Accountant,
                                            accounting, tax and business
                                            consulting services.

Directors continuing in office until the 2005 Annual Meeting (Class III)

Jerome Belson             77       1967     Chairman of the Board of WE Media,
                                            Inc.(magazine on lifestyle of people
                                            with disabilities);President of
                                            Associated Builders and Owners of
                                            Greater New York, Inc.

Nicholas G. Karabots      70       1993     Chairman of the Board and Chief
                                            Executive Officer of Kappa Media
                                            Group, Inc., Spartan  Organization,
                                            Inc., Jericho  National  Golf Club,
                                            Inc. and other  private companies,
                                            which companies are engaged
                                            primarily in the publishing,
                                            printing, recreational sports and
                                            real estate businesses.

Albert Russo              49       1996     Managing Partner, Russo Associates,
                                            Pioneer Realty, 401 Broadway Company
                                            and related real estate entities;
                                            Partner, American Simlex Co.,
                                            textile exports.

     Each director has served  continuously since the year in which he was first elected.

The Board of Directors and its Committees

     The Board held five meetings during the last fiscal year.

     The Board has an Executive  Committee  which generally has the power of the
Board and acts as needed between meetings of the Board.  Also, in the absence of a Chief  Executive  Officer,  the Committee is charged with the oversight of the
Company's  business.  The current  members of the Committee are Messrs.  Cloues,
Karabots and Russo with Mr. Cloues as Chairman.  Mr. Cloues is  compensated  for his services as Chairman of the Board and as  Committee  Chairman at the rate of
$135,000  per year,  such  amount  being in  addition  to the fees paid him as a director and member of other Committees.  The Committee met six times during the last fiscal year on a formal basis and more often on an informal basis.

     The Board also has an Audit and Examining  Committee and a Human  Resources
Committee.  The Human Resources Committee acts as a compensation committee.  The
Board does not have a nominating committee.  For fiscal 2003, the fee payable to members of the Audit and Examining Committee for each Committee meeting attended was $750 until  November  1, 2002 when it was  increased  to $1,000.  For fiscal
2003,  the fee  payable  to members of the Human  Resources  Committee  for each
Committee meeting attended was $500 until November 1, 2002 when it was increased to $750.

     The duties of the Audit and Examining Committee include (i) recommending to the Board the engagement of the independent  auditors,  (ii) reviewing the scope and results of the yearly audit by the independent auditors, (iii) reviewing the
Company's  system of  internal  controls  and  procedures,  (iv)  reviewing  the
Company's financial reporting and accounting  standards and principles,  and (v)
reviewing and investigating  matters  pertaining to the integrity of management.
This Committee  reports  regularly to the Board  concerning its activities.  The current  members of this  Committee  are  Messrs.  Belson,  Coombs  and  Seidman
(Chairman). This Committee held five meetings during the last fiscal year.

     The Human Resources Committee makes recommendations to the Board concerning compensation  and other matters  relating to employees.  The current  members of this Committee are Messrs. Cloues, Karabots (Chairman) and Russo. This Committee
held two meetings during the last fiscal year.

     For fiscal 2003 each non-employee director of the Company was paid a fee of
$21,500 in  addition  to fees paid to such  director  as a member of one or more
Board Committees.

     Additionally,  on December 5, 2002 the Board of Directors adopted the AMREP
Corporation  2002  Non-Employee  Directors'  Stock  Plan.  Under  this Plan each non-employee  director  receives a grant from the Company of 1,250 shares of its
Common  Stock on each March 15 and  September  15  commencing  March 15, 2003 as partial  payment for services for the preceding six months.  The last sale price for the  Common  Stock on the New York Stock  Exchange  on March 14,  2003,  the
business day  immediately  preceding  the March 15, 2003 grant date,  was $8.75.
Also,  under the  Non-Employee  Directors Option Plan, on the first business day following  the  Company's  Annual  Meeting  of  Shareholders  each  non-employee director  is  granted  an option  covering  500  shares  of Common  Stock of the
Company.  The price per share payable upon exercise of such option is either (i)
the mean between the highest and lowest  reported sale price of the Common Stock on the date of grant on the New York  Stock  Exchange,  or (ii) the price of the last sale of Common Stock on that date as quoted on the New York Stock Exchange, whichever is higher.  For the options granted following the 2002 Annual Meeting, the exercise price is $8.45 per share. Each option becomes exercisable as to all or any  portion of the shares  covered  thereby one year after the date of grant and expires five years after the date of grant.

                             EXECUTIVE COMPENSATION

     The  Summary  Compensation  Table  below  sets  forth  certain  information concerning the compensation of the Company's executive officers.*

                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation
                                           ----------------------------------
                                                                 Other Annual
                                                                 Compensation
Name and Principal Position        Year    Salary($)   Bonus($)   ($) (a)(b)
---------------------------        ----    ---------   --------  ------------

James H. Wall                      2003    273,801     20,000        3,667
  Senior Vice President;           2002    271,281     12,000 (c)    3,500
  CEO of the Company's             2001    268,648      -0-          3,552
  AMREP Southwest Inc. subsidiary

Peter M. Pizza                     2003    165,538     10,000         -0-
  Vice President and               2002    160,000      7,500 (c)     -0-
  Chief Financial Officer;         2001    135,465      -0-           -0-
  Secretary and Treasurer

Michael P. Duloc (d)               2003    206,153      7,500        3,227
  President and COO of the         2002    200,000     12,750 (c)    2,496
  Company's Kable News
  Company, Inc. subsidiary
_____________________________________
(a)  Includes  amounts  contributed by the Company to the Company's  Savings and
     Salary Deferral Plan.
(b)  Other  compensation  in the form of personal  benefits to the named persons has been omitted because it does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus as to each.
(c)  The determination to award bonuses for fiscal 2002 was first made after the
     2002 Annual Meeting and therefore not disclosed in the Proxy  Statement for that Meeting.
(d)  Mr. Duloc first became an executive officer in fiscal 2002.
* Since January 1996, the Company has not had a CEO.

Options

     No stock options were granted to or exercised by any of the officers  named in the Summary  Compensation  Table during the fiscal year ended April 30, 2003.
No stock options were held by any of such officers at April 30, 2003.

Audit and Examining Committee Report

     Each member of the Audit and Examining  Committee (the  "Committee")  is an
independent  director as defined by New York Stock Exchange rules. The Committee has adopted a written  charter  which was  approved by the Board of Directors on
March 6, 2002.  The Committee  has reviewed and discussed the Company's  audited financial statements with management,  which has primary  responsibility for the financial  statements.  McGladrey  &  Pullen,  LLP,  the  Company's  independent auditors for 2003, are  responsible  for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Committee has discussed with McGladrey & Pullen, LLP the matters that are required to be discussed  by  Statement  on Auditing  Standards  No. 61
(Communication With Audit Committees).  McGladrey & Pullen, LLP have provided to the Committee the written  disclosures  and the letter  required by Independence
Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the  Committee  has  discussed  with  McGladrey  & Pullen,  LLP that  firm's independence.

     Based on the considerations referred to above, the Committee recommended to the Board of Directors that the  consolidated  financial  statements  audited by
McGladrey & Pullen,  LLP be included in the Company's Annual Report on Form 10-K for 2003.

     The foregoing report is provided by the following independent directors who constitute the Committee:

                                            Samuel N. Seidman, Chairman
                                            Jerome Belson
         July 24, 2003                      Lonnie A. Coombs

Human Resources Committee Executive Compensation Report

     The  Human  Resources   Committee  (the  "HRC"),   consisting  entirely  of
non-employee  directors,  is the Company's Compensation  Committee.  Its current members  are  Messrs.  Cloues,  Karabots  and Russo.  The HRC's  recommendations regarding  executive  compensation must be approved by the Board of Directors or its Executive Committee.

                   Compensation Policy for Executive Officers

     The  HRC's   compensation   policy  for   executive   officers  is  to  pay
competitively  while  balancing pay versus  performance and otherwise to be fair and equitable in the  administration  of compensation.  The HRC seeks to balance the salary paid to a particular  individual using the above criteria while using its  best  judgment  of  compensation  applicable  to other  executives  holding comparable positions both within the Company and at other companies.

     With respect to salaries,  bonuses and other compensation and benefits, the decisions and recommendations of the HRC are subjective and are not based on any list of specific criteria.  We believe that the compensation received by each of the executive officers for fiscal 2003 was reasonable. The Company has not had a
Chief  Executive  Officer since January 1996 when the employment of the then CEO was terminated due to disability,  and senior  management now operates under the supervision  of the Executive  Committee of the Board and its  Chairman,  who is
also Chairman of the Board.

     In fiscal 2003 the HRC  recommended the payment of bonuses to the executive officers as well as increases in their annual  salaries  based  primarily on the
HRC's evaluation of the officers' fiscal 2002 performance.  The  recommendations were  accepted by the Board of Directors  and  implemented  in the fall of 2002.
Early in fiscal 2004 the HRC recommended and the Board of Directors approved the payment  of bonuses  to the  executive  officers  based  primarily  on the HRC's evaluation  of their  performance  in fiscal  2003.  In  addition,  one  officer received a salary  increase in  recognition  of the adjustment of certain of his benefits.

     There have been no stock options granted to executive officers since fiscal
1995.

     Payments during fiscal 2003 to the Company's  executives as discussed above were made with  regard  to the  provisions  of  Section  162(m) of the  Internal
Revenue  Code.  Section  162(m)  limits the  deduction  that may be claimed by a
"public  company" for  compensation  paid to certain  individuals  to $1 million except  to  the  extent  that  any  excess  compensation  is  "performance-based compensation".  It is the HRC's intention that  compensation will not be awarded which exceeds the deductibility limits of Section 162(m).

                Bases for Chief Executive Officer's Compensation

     Since January 1996, the Company has not had a CEO.

                                        Nicholas G. Karabots, Chairman
                                        Edward B. Cloues II
                                        Albert Russo
         July 24, 2003

Compensation Committee Interlocks and Insider Participation

     On August 4, 1993,  pursuant to an agreement  with Nicholas G. Karabots and two  corporations he then owned, the Company acquired for its Kable News Company subsidiary  ("Kable")  various  rights to distribute  magazines,  and in payment issued a total of 575,593 shares of the Company's Common Stock. The distribution rights covered various magazines published by unaffiliated publishers as well as magazines published by publishers controlled by Mr. Karabots. In the case of the publishers controlled by Mr. Karabots,  the distribution  arrangements generally were for terms of seven years with  provision  for extension for a further three years.  As  distributor  under these and other  distribution  agreements,  Kable purchases  magazines  from  publishing  companies  owned  or  controlled  by Mr.
Karabots and resells them to wholesalers. During the fiscal year ended April 30,
2003, Kable purchased magazines from such companies for a total of approximately
$36.9 million and resold them at higher prices. Kable continues as a distributor for such companies. Kable reports as revenues only the spread between the prices it pays  publishers and the prices it receives for copies sold to its wholesaler customers.  The amount paid to Mr.  Karabots'  companies  represents  24% of the
approximately   $152.7  million  Kable  paid  all  publishers  in  fiscal  2003.
Consistent with industry  practice,  Kable makes advance payments to publishers, including Mr. Karabots' companies,  based upon its estimates of the amounts that will be due them from the sales of their  publications to the buying public.  If the actual  sales are less than  estimated,  overadvances  will result which the publishers  are  obligated  to  repay  promptly,  without  interest.  The  total overadvance  to Mr.  Karabots'  companies  at June 30,  2003  was  approximately
$77,000  and its  highest  amount  between  May 1,  2002 and  June 30,  2003 was approximately $255,000.

     Kable's   distribution   agreements  with  publishing  companies  owned  or
controlled by Mr.  Karabots  were  scheduled to expire August 1, 2003. A special committee  of the Board of  Directors  comprised  of Messrs.  Belson,  Russo and
Seidman (the "Special Committee") was appointed,  with full power to act for the
Company,  to  consider  and,  if  deemed  appropriate,  approve  the  terms  and conditions of extensions of those  agreements for three months.  Such extensions have been  approved  and they  provide  for higher  payments  to the  publishing companies than previously  pertained.  However,  the Special Committee  believes that the terms and  conditions of such renewals are fair and  reasonable  and no less  favorable  to Kable than would be obtained in a  comparable  arm's  length transaction with an unaffiliated publisher having the same volume of business as
Mr.  Karabots'  companies.  Efforts  are  being  made  by  Kable  to  renew  the distribution  agreements for a longer term and to include  additional  magazines for which Kable  presently is not the  distributor.  If Kable is  successful  in these efforts,  which cannot be assured, the results likely will involve similar increased payments to the publishing companies.

     Kable also performs  fulfillment services for publishing companies owned or controlled  by Mr.  Karabots  which,  in recent  years,  have been provided on a month-to month basis. For fiscal 2003,  Kable's revenues for these services were
$246,000.  The parties are currently  considering a more  permanent  arrangement which will be subject to the approval of the Special Committee.

     Mr.  Karabots  is  Chairman  of  the  Human  Resources  Committee  and  the
father-in-law of Michael P. Duloc, one of the executive  officers of the Company listed in the Summary Compensation Table above.

Performance Graph

     The following graph compares the cumulative total shareholder return on the
Company's Common Stock with the cumulative total return of the Standard & Poor's
500 Index and 27 companies  with market  capitalizations  similar to that of the
Company  ("Similar  Cap  Issuers"),  for the five  years  ended  April 30,  2003
(assuming the  investment  of $100 in the stock of the Company,  the S&P 500 and the  Similar  Cap  Issuers  on  April  30,  1998,  and the  reinvestment  of all dividends).  The  Company  cannot  identify  an  index  of  issuers  engaged  in operations  similar to those in which it is currently  engaged and therefore has determined to use the Similar Cap Issuers for purposes of comparison.

                       1998     1999      2000      2001      2002      2003
                       ----     ----      ----      ----      ----      ----

AMREP CORP              100    66.67      57.97     45.22     92.75    108.99
S&P 500 INDEX           100   121.82     134.16    116.76    102.02     88.44
 SIMILAR CAP ISSUERS    100    94.33     131.71    120.34    125.60    107.09

     The Similar Cap  Issuers  are:  Alliance  Financial  Corporation,  American
Science and  Engineering,  Inc.,  Avanir  Pharmaceuticals,  Capital Corp. of the
West, The Eastern Company, Featherlite, Inc., Federal Screw Works, Finishmaster,
Inc., First Midwest Financial,  Inc., First State Bancorporation,  FSF Financial
Corp., Gold Reserve Inc., Hawthorne Financial Corporation, Hemispherx Biopharma,
Inc., ID Biomedical Corporation,  K-Swiss Inc., Lynx Therapeutics, Inc., Monarch
Casino & Resort,  Inc., Neogen Corporation,  Nyfix, Inc., Orphan Medical,  Inc.,
The Stephan  Co.,  Stratasys,  Inc.,  TTI Team  Telecom  International  Limited,
Universal Display Corporation, Utah Medical Products, Inc. and Xenova Group PLC.

     As a result of changes in market capitalizations from year to year, none of the  companies  comprising  the Similar Cap Issuer index in the  Company's  2002
Proxy  Statement  met the criteria for inclusion in the Similar Cap Issuer index in this Proxy  Statement.  The 2002  Similar Cap  companies  were:  Axcess Inc.,
Cabletel  Communications  Corp.,  Chai Na Ta Corp.,  Cray Inc.,  Dataram  Corp.,
Decorator  Industries,  Inc., DIY Home  Warehouse,  Inc.,  Electrosource,  Inc.,
Finger Lakes Bancorp,  Inc., First Keystone Financial,  Inc., Frontier Airlines,
Inc., Global Payment  Technologies,  Inc., Herley Industries,  Inc., HPSC, Inc.,
KMG Chemicals,  Inc.,  Mid-States  PLC,  Neomedia  Technologies,  Inc.,  Neoware
Systems, Inc., Nexus Telocation System Ltd., Paravant Inc., PLM Equipment Growth
Fund II, Powerbrief Inc., Earl Scheib,  Inc.,  Sel-Leb  Marketing,  Inc., Shells
Seafood Restaurants, Inc. and Spherix, Incorporated.

Retirement Benefits

     The Company's executive officers participate in a Retirement Plan which was amended effective January 1, 1998 (the "Plan"). Prior to the amendment, the Plan provided  a monthly  benefit  payable at age 65 to  employees  with five or more years  of  service  in an  amount  equal to  1.125%  of the  employee's  highest consecutive  60-month  average monthly earnings up to a specified amount related to the social  security  wage base plus 1.5% of such  earnings in excess of such specified  amount,  multiplied  by years of service  not to exceed 35.  From and after  January  1,  1998,  a  participant's  benefits  will be the amount of the monthly benefit  accrued for that  participant as of December 31, 1997 under the terms of the Plan  prior to its  amendment,  plus an  additional  benefit  to be determined by establishing a cash balance account for each  participant to which will be  allocated  annually 2% of such  participant's  earnings  plus an annual interest  credit of 5% of the amount in such account.  The cash balance  account can be converted to a life annuity or can be taken in a lump sum. The law limits the  maximum  annual  amount of  earnings  which may be taken  into  account  in calculating  benefits;  that maximum currently is $200,000 and is to be adjusted annually for cost of living increases.

     Mr. Wall has thirty-two years of credited service and has passed the normal retirement  age of 65 under the Plan.  His annual  retirement  benefit under the
Plan had he elected to receive the life annuity pension at normal retirement age would have been $54,290.  Mr. Pizza has seven years of credited  service and Mr.
Duloc has ten years of credited  service.  Assuming that (i) they continue to be employed until age 65, (ii) their annual salaries  continue to be at the current levels, (iii) there are annual increases of 5% in the maximum earnings permitted to be taken into account under applicable law in calculating retirement benefits under the Plan,  and (iv) they elect the life  annuity  form of  pension,  their annual  retirement  benefits  are  estimated  to be: Mr. Pizza - $10,256 and Mr.
Duloc - $22,324.

Certain Transactions

     See  "Compensation  Committee  Interlocks  and Insider  Participation"  for
information concerning transactions involving Nicholas G. Karabots.

                                    AUDITORS

     The consolidated  financial  statements of the Company and its subsidiaries included in the Annual  Report to  Shareholders  for the fiscal year ended April
30, 2003 have been  examined  by  McGladrey & Pullen,  LLP,  independent  public accountants.  No representative of McGladrey & Pullen, LLP is expected to attend the Annual Meeting. The Board of Directors and its Audit and Examining Committee
have not yet acted with respect to the selection of auditors for fiscal 2004.

     On March 7, 2002, the Company notified Arthur Andersen LLP that the Company would  change its external  auditors to  McGladrey & Pullen,  LLP for its fiscal year ending April 30, 2002. Arthur Andersen LLP and its predecessor  partnership had been the independent auditors for the Company since 1981.

     Prior to such  notification,  the Company did not consult with  McGladrey &
Pullen,  LLP regarding the  application  of accounting  principles to a specific completed or contemplated  transaction or any matter that was either the subject of a disagreement or a reportable  event.  The Company also did not consult with
McGladrey  & Pullen,  LLP  regarding  the type of audit  opinion  that  might be rendered on the Company's consolidated financial statements.

     The reports of Arthur Andersen LLP on the Company's  consolidated financial statements  for the fiscal  years  ended April 30,  2001 and 2000  contained  no adverse  opinion or  disclaimer of opinion and were not qualified or modified as to  uncertainty,  audit scope or accounting  principles.  In connection with the audits for the fiscal  years ended  April 30,  2001 and 2000 and the  subsequent interim period  preceding the Company's  notification  to Arthur Andersen LLP of its  intention to dismiss  such firm,  there were no  disagreements  with Arthur
Andersen LLP on any matter of  accounting  principles  or  practices,  financial statement  disclosure,  or auditing scope or procedure  that, if not resolved to the  satisfaction  of Arthur  Andersen LLP,  would have caused such firm to make reference to the subject matter of the  disagreement(s)  in connection  with its report.

     The Company's Audit and Examining Committee participated in the decision to change the  Company's  external  auditors and  recommended  the  appointment  of
McGladrey & Pullen,  LLP as the  Company's  auditors  to the Board of  Directors which made the appointment.

Audit Fees

     The  aggregate  fees  billed by  McGladrey & Pullen,  LLP for  professional services rendered for the audit of the Company's annual financial statements for its  fiscal  year ended  April 30,  2003 and for the  reviews  of the  Company's financial  statements  included  in its  Quarterly  Reports on Form 10-Q for the fiscal year amounted to $89,000.

Financial Information Systems Design and Implementation Fees

     No fees were  billed to the  Company,  nor were  services  rendered  to the
Company, by McGladrey & Pullen, LLP for financial information systems design and implementation for the Company's fiscal year ended April 30, 2003.

All Other Fees

     The  aggregate  fees billed by McGladrey & Pullen,  LLP for the fiscal year ended  April 30, 2003 for all  services  other than audit  services  amounted to approximately  $78,650.  These  fees were  principally  for tax and  tax-related services, consultation in connection with acquisitions and benefit plan audits.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended,  requires the Company's directors,  executive officers and holders of more than 10% of its
Common  Stock to file  initial  reports of  ownership  and reports of changes of ownership of the Common Stock with the  Securities  and Exchange  Commission and the New York Stock  Exchange.  The  related  regulations  require  copies of the reports to be provided to the Company.

     Based upon a review of the copies of the  reports  received  by the Company and certain written  representations  from the directors and executive officers, the Company  believes that for the fiscal year ended April 30, 2003 all required
Section 16(a)  reports were filed on time except the reports of Messrs.  Belson,
Cloues, Coombs,  Karabots, Russo and Seidman of the September 20, 2002 automatic grants to each of them of an option under the Non-Employee Directors Option Plan to purchase 500 shares of Common Stock.  Amended regulations under Section 16(a)
which were adopted in late August  required those reports to be filed within two business  days  after  the grant  date.  As a result of  erroneous  advice  from counsel, the reports were not filed until October 10, 2003.

                                  OTHER MATTERS

     The Board of  Directors  knows of no matters  which will be  presented  for consideration  at the Annual Meeting other than the matters  referred to in this
Proxy  Statement.  Should  any other  matters  properly  come  before the Annual
Meeting,  it is the intention of the persons named in the accompanying  proxy to vote such proxy in accordance with their best judgment.

                             SOLICITATION OF PROXIES

     The Company will bear the cost of this solicitation of proxies. In addition to solicitation of proxies by mail, the Company may reimburse  brokers and other nominees for the expense of forwarding proxy materials to the beneficial  owners of stock held in their names.  Directors,  officers and employees of the Company may solicit proxies on behalf of the Board of Directors but will not receive any additional compensation therefor.

                              SHAREHOLDER PROPOSALS

     From  time to time  shareholders  present  proposals  which  may be  proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Shareholders who intend to present proposals at the 2004 Annual Meeting and who wish to have such proposals  included in the Company's  Proxy  Statement for the 2004 Annual  Meeting must be certain that such proposals are received by the  Company's  Secretary at the  Company's  executive  offices,  641  Lexington
Avenue,  New York, New York 10022, not later than March 31, 2004. Such proposals must  meet the  requirements  set  forth in the  rules  and  regulations  of the
Securities and Exchange  Commission in order to be eligible for inclusion in the
Proxy  Statement.  For any proposal  that is not submitted for inclusion in next year's Proxy  Statement,  but is instead sought to be presented  directly at the
2004 Annual Meeting,  Securities and Exchange Commission rules permit management to vote proxies in its  discretion if the Company does not receive notice of the proposal prior to the close of business on June 21, 2004.

                                   By Order of the Board of Directors

                                   Peter M. Pizza, Secretary

Dated:     July 29, 2003

     Upon the written  request of any  shareholder  of the Company,  the Company will provide to such  shareholder a copy of the Company's  Annual Report on Form
10-K for 2003,  including the financial  statements  and the schedules  thereto, filed  with the  Securities  and  Exchange  Commission.  Any  request  should be directed to Peter M. Pizza, Secretary, AMREP Corporation,  641 Lexington Avenue,
New York, New York 10022.  There will be no charge for such report unless one or more exhibits  thereto are  requested,  in which case the  Company's  reasonable expenses of furnishing exhibits may be charged.

  PROXY                           AMREP CORPORATION                       PROXY

                       SOLICITED BY BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                        Kable Fulfillment Services, Inc.
                  335 Centennial Parkway, Louisville, Colorado
                     September 19, 2003, 9:00 AM Local Time

     The undersigned hereby appoints Edward B. Cloues II and Peter M. Pizza, and each of them acting alone, with full power of substitution,  proxies to vote the
Common Stock of the  undersigned at the 2003 Annual Meeting of  Shareholders  of
AMREP Corporation, and any adjournment thereof, for the election of directors as set forth in the Proxy  Statement of the Board of Directors dated July 29, 2003, and upon all other matters which come before said meeting or any continuation or adjournment thereof.

     Receipt of the Notice of Annual Meeting of  Shareholders  and  accompanying
Proxy Statement of the Board of Directors is acknowledged.

     Unless  otherwise  specified,  this proxy will be voted FOR the election of directors as set forth in the Proxy Statement.

                         (Continued and to be dated and signed on reverse side.)

        PLEASE MARK, DATE SIGN
        AND MAIL YOUR PROXY                          | |
        PROMPTLY IN THE ENVELOPE            Votes MUST be indicated
        PROVIDED.                           (x) in Black or Blue ink.

A vote FOR ITEM 1 is recommended by the Board of Directors.

1.   FOR ELECTION OF TWO (2) DIRECTORS AS DESCRIBED IN THE PROXY  STATEMENT OF
     THE BOARD OF DIRECTORS.

                 _                                _                  _
FOR all nominees|_|    WITHHOLD AUTHORITY to vote|_|    * Exceptions|_|
listed below           for all nominees listed below

 Nominees: Edward B. Clouse II, James H. Wall

(INSTRUCTION:  To withhold  authority to vote for any  individual nominee,  mark the "Exceptions" box and write that nominee's name in the space provided below.)

                                                                              _
*Exceptions _________________________________  To change your address, please|_|
                                               mark this box.

          If stock is held in the name of more  than  one  person,  all  holders should sign.  Sign  exactly as name or names  appear at left.  Persons signing in a fiduciary capacity should include their title as such.

   Date     Share owner sign here                       Co-Owner sign here
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